UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

The information set forth below under Item 3.02 regarding the Registration Rights Agreement is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities

On January 9, 2012, Visteon Corporation (the “Company”) contributed 1,453,489 shares of its common stock, $0.01 par value (the “Shares”), with a corresponding aggregate dollar value of approximately $70 million, to the Visteon Defined Benefit Master Trust (the “Master Trust”), which relates to the Visteon Corporation Pension Plan and the Pension Plan of Visteon Systems, LLC Connersville and Bedford Plants (the “Plans”), pursuant to a Contribution Agreement, dated as of January 9, 2012 (the “Contribution Agreement”), between the Company and Evercore Trust Company, N.A., the independent fiduciary for the Shares held by the Master Trust, in consideration of the reduction of current and future funding obligations to the Master Trust. The Shares were contributed by the Company in a private placement transaction made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Contribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On January 9, 2012, the Company also entered into a related registration rights agreement with Evercore Trust Company, N.A., the independent fiduciary for the Shares held by the Master Trust (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that the Company will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the Company’s existing effective shelf registration statement covering the resale of the Shares by the Master Trust. Subject to certain agreed upon suspension periods, the Company must file such amendments, supplements and replacements to the effective registration statement as may be necessary to keep it effective at all times until the earliest of (i) the date on which all Shares have been disposed of by the Master Trust pursuant to the effective registration statement in accordance with the plan of distribution set forth in the related prospectus; (ii) the date on which all Shares may be sold by the Master Trust to the public in accordance with Rule 144 of the Securities Act and when no conditions of Rule 144 are then applicable to the Master Trust (other than the holding period requirement, so long as such holding period requirement is satisfied at such time of determination); (iii) the date that is 90 days after the date on which the number of Shares held by the Master Trust is less than one percent of the shares of common stock then outstanding; and (iv) the date that the Company and Evercore have received an opinion of counsel or such other evidence, in each case reasonably satisfactory to each of the Company and Evercore, that such security may otherwise be resold without registration or qualification under the Securities Act. The Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On January 10, 2012, the Company issued a press release regarding the contribution of the Shares to the Master Trust. A copy of this press release is being furnished herewith as Exhibit 99.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement between the Company and Evercore Trust Company, N.A., independent fiduciary of the Master Trust, dated as of January 9, 2012.

99.1	Contribution Agreement, dated as of January 9, 2012, between the Company and Evercore Trust Company, N.A., independent fiduciary of the Master Trust.

99.2	Press release dated January 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: January 10, 2012	By:	/s/ Martin E. Welch III
Martin E. Welch III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Registration Rights Agreement between Visteon Corporation and Evercore Trust Company, N.A., independent fiduciary of the Visteon Defined Benefit Master Trust, dated as of January 9, 2012.
99.1	Contribution Agreement, dated as of January 9, 2012, between Visteon Corporation and Evercore Trust Company, N.A., independent fiduciary of the Visteon Defined Benefit Master Trust.
99.2	Press release dated January 10, 2012.